SUB-ITEM 77M

                                     MERGERS

                    AIM GROWTH SERIES (INVESCO GROWTH SERIES)

VAN KAMPEN IN RETIREMENT STRATEGY FUND TO INVESCO BALANCED-RISK RETIREMENT NOW FUND

     On January 21, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) (formerly known as AIM Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen In Retirement Strategy Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Balanced Risk Retirement Now Fund (formerly known as AIM Balanced-Risk Retirement Now Fund), (the "Acquiring Fund"), an investment portfolio of AGS (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and AGS issued Class A5 shares of the Acquiring Fund to the Fund's Class A shareholders, Class C5 shares of the Acquiring Fund to the Fund's Class C shareholders, Class R5 shares of Acquiring Fund to the Fund's Class R shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN RETIREMENT 2010 STRATEGY FUND TO INVESCO BALANCED-RISK RETIREMENT 2010 FUND

     On January 21, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) (formerly known as AIM Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Retirement 2010 Strategy Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Balanced Risk Retirement 2010 Fund (formerly known as AIM Balanced-Risk Retirement 2010 Fund), (the "Acquiring Fund"), an investment portfolio of AGS (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and AGS issued Class A5 shares of the Acquiring Fund to the Fund's Class A shareholders, Class C5 shares of the Acquiring Fund to the Fund's Class C shareholders, Class R5 shares of Acquiring Fund to the Fund's Class R shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN RETIREMENT 2015 STRATEGY FUND TO INVESCO BALANCED-RISK RETIREMENT 2010 FUND

     On January 21, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) (formerly known as AIM Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Retirement 2015 Strategy Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Balanced Risk Retirement 2010 Fund (formerly known as AIM Balanced-Risk Retirement 2010 Fund), (the "Acquiring Fund"), an investment portfolio of AGS (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and AGS issued Class A5 shares of the Acquiring Fund to the Fund's Class A shareholders, Class C5 shares of the Acquiring Fund to the Fund's Class C shareholders, Class R5 shares of Acquiring Fund to the Fund's Class R

                                                                    SUB-ITEM 77M

shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN RETIREMENT 2020 STRATEGY FUND TO INVESCO BALANCED-RISK RETIREMENT 2020 FUND

     On January 21, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) (formerly known as AIM Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Retirement 2020 Strategy Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Balanced Risk Retirement 2020 Fund (formerly known as AIM Balanced-Risk Retirement 2020 Fund), (the "Acquiring Fund"), an investment portfolio of AGS (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and AGS issued Class A5 shares of the Acquiring Fund to the Fund's Class A shareholders, Class C5 shares of the Acquiring Fund to the Fund's Class C shareholders, Class R5 shares of Acquiring Fund to the Fund's Class R shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN RETIREMENT 2025 STRATEGY FUND TO INVESCO BALANCED-RISK RETIREMENT 2020 FUND

     On January 21, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) (formerly known as AIM Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Retirement 2025 Strategy Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Balanced Risk Retirement 2020 Fund (formerly known as AIM Balanced-Risk Retirement 2020 Fund), (the "Acquiring Fund"), an investment portfolio of AGS (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and AGS issued Class A5 shares of the Acquiring Fund to the Fund's Class A shareholders, Class C5 shares of the Acquiring Fund to the Fund's Class C shareholders, Class R5 shares of Acquiring Fund to the Fund's Class R shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN RETIREMENT 2030 STRATEGY FUND TO INVESCO BALANCED-RISK RETIREMENT 2030 FUND

     On January 21, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) (formerly known as AIM Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Retirement 2030 Strategy Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Balanced Risk Retirement 2030 Fund (formerly known as AIM Balanced-Risk Retirement 2030 Fund), (the "Acquiring Fund"), an investment portfolio of AGS (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and AGS issued Class A5 shares of the Acquiring Fund to the Fund's Class A shareholders, Class C5 shares of the Acquiring Fund

                                                                    SUB-ITEM 77M

to the Fund's Class C shareholders, Class R5 shares of Acquiring Fund to the Fund's Class R shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN RETIREMENT 2035 STRATEGY FUND TO INVESCO BALANCED-RISK RETIREMENT 2030 FUND

     On January 21, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) (formerly known as AIM Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Retirement 2035 Strategy Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Balanced Risk Retirement 2030 Fund (formerly known as AIM Balanced-Risk Retirement 2030 Fund), (the "Acquiring Fund"), an investment portfolio of AGS (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and AGS issued Class A5 shares of the Acquiring Fund to the Fund's Class A shareholders, Class C5 shares of the Acquiring Fund to the Fund's Class C shareholders, Class R5 shares of Acquiring Fund to the Fund's Class R shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN RETIREMENT 2040 STRATEGY FUND TO INVESCO BALANCED-RISK RETIREMENT 2040 FUND

     On January 21, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) (formerly known as AIM Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Retirement 2040 Strategy Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Balanced Risk Retirement 2040 Fund (formerly known as AIM Balanced-Risk Retirement 2040 Fund), (the "Acquiring Fund"), an investment portfolio of AGS (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and AGS issued Class A5 shares of the Acquiring Fund to the Fund's Class A shareholders, Class C5 shares of the Acquiring Fund to the Fund's Class C shareholders, Class R5 shares of Acquiring Fund to the Fund's Class R shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN RETIREMENT 2045 STRATEGY FUND TO INVESCO BALANCED-RISK RETIREMENT 2040 FUND

     On January 21, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) (formerly known as AIM Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Retirement 2045 Strategy Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Balanced Risk Retirement 2040 Fund (formerly known as AIM Balanced-Risk Retirement 2040 Fund), (the "Acquiring Fund"), an investment portfolio of AGS (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and AGS issued Class A5 shares of the Acquiring Fund to the Fund's Class A shareholders, Class C5 shares of the Acquiring Fund

                                                                    SUB-ITEM 77M

to the Fund's Class C shareholders, Class R5 shares of Acquiring Fund to the Fund's Class R shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN RETIREMENT 2050 STRATEGY FUND TO INVESCO BALANCED-RISK RETIREMENT 2050 FUND

     On January 21, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) (formerly known as AIM Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Retirement 2050 Strategy Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Balanced Risk Retirement 2050 Fund (formerly known as AIM Balanced-Risk Retirement 2050 Fund), (the "Acquiring Fund"), an investment portfolio of AGS (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and AGS issued Class A5 shares of the Acquiring Fund to the Fund's Class A shareholders, Class C5 shares of the Acquiring Fund to the Fund's Class C shareholders, Class R5 shares of Acquiring Fund to the Fund's Class R shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

FOR A MORE DETAILED DISCUSSION ON THE REORGANIZATION, PLEASE SEE THE AGREEMENT AND PLAN OF REORGANIZATION FILED HEREIN UNDER ITEM 77Q1(G).